News Release

Virtus Investment Partners Announces Financial Results for First Quarter 2025

▪Earnings Per Share - Diluted of $4.05; Earnings Per Share - Diluted, as Adjusted, of $5.73
▪Total Sales of $6.2B; Net Flows of ($3.0B); Assets Under Management of $167.5B

Hartford, CT, April 25, 2025 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended March 31, 2025.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2025	3/31/2024	Change	12/31/2024	Change
U.S. GAAP Financial Measures
Revenues	$217.9	$222.0	(2%)	$233.5	(7%)
Operating expenses	$181.3	$189.7	(4%)	$182.8	(1%)
Operating income (loss)	$36.6	$32.3	13%	$50.7	(28%)
Operating margin	16.8%	14.5%		21.7%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$28.6	$29.9	(4%)	$33.3	(14%)
Earnings (loss) per share - diluted	$4.05	$4.10	(1%)	$4.66	(13%)
Weighted average shares outstanding - diluted	7.073	7.287	(3%)	7.139	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$197.6	$200.2	(1%)	$212.0	(7%)
Operating expenses, as adjusted	$143.0	$143.8	(1%)	$137.6	4%
Operating income (loss), as adjusted	$54.6	$56.4	(3%)	$74.5	(27%)
Operating margin, as adjusted	27.6%	28.2%		35.1%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$40.5	$39.4	3%	$53.5	(24%)
Earnings (loss) per share - diluted, as adjusted	$5.73	$5.41	6%	$7.50	(24%)

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Non-GAAP information and reconciliations to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2025	3/31/2024	Change	12/31/2024	Change
Ending total assets under management	$167.5	$179.3	(7%)	$175.0	(4%)
Average total assets under management	$173.6	$173.4	—%	$182.1	(5%)
Total sales	$6.2	$7.6	(18%)	$6.4	(3%)
Net flows	$(3.0)	$(1.2)	141%	$(4.8)	(39%)

Total assets under management of $167.5 billion at March 31, 2025 decreased sequentially from $175.0 billion due to market performance and net outflows in U.S. retail funds, institutional accounts, and retail separate accounts, partially offset by positive net flows in exchange-traded funds (ETFs). In addition, the company provided services to $2.1 billion of other fee-earning assets that are not included in assets under management.
Total sales of $6.2 billion compared with $6.4 billion in the prior quarter. Institutional sales of $1.5 billion compared with $1.6 billion as higher fixed income sales were offset by lower sales of alternative and equity strategies. Retail separate account sales of $1.7 billion compared with $1.8 billion as higher sales of small- and large-cap equity strategies were offset by lower small/mid-cap equity. Open-end fund sales of $3.0 billion were essentially unchanged.
Net flows of ($3.0) billion improved from ($4.8) billion in the prior quarter. Institutional net flows of ($1.2) billion compared with ($3.8) billion in the fourth quarter, which included a large partial redemption. Retail separate account net flows of ($0.7) billion compared with $0.1 billion primarily due to small/mid-cap strategies. Open-end fund net flows of ($1.1) billion were essentially unchanged from the prior quarter and included positive fixed income net flows.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $36.6 million decreased from $50.7 million in the prior quarter reflecting a 7% decline in revenues due to lower average assets under management, partially offset by a 1% reduction in operating expenses. Lower operating expenses were primarily due to decreases in operating expenses of consolidated investment products, change in fair value of contingent consideration, and distribution and other asset-based expenses, partially offset by higher employment expenses as a result of seasonal employment items.

Net income attributable to Virtus Investment Partners, Inc. of $4.05 per diluted share included ($0.94) of realized and unrealized losses on investments partially offset by $0.35 of fair value adjustments to minority interests. Net income per diluted share of $4.66 in the prior quarter included ($0.72) of fair value adjustments to minority interests, ($0.41) of realized and unrealized losses on investments, ($0.27) of collateralized loan obligation expenses, and ($0.17) of fair value adjustments to contingent consideration.

The effective tax rate of 31% decreased from 33% in the prior quarter, primarily reflecting a decrease in income tax valuation allowances for net unrealized and realized losses compared to the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $197.6 million decreased 7% from $212.0 million in the prior quarter primarily due to a 5% decrease in average assets under management and lower performance fees.
Employment expenses, as adjusted, of $109.4 million increased from $104.3 million in the prior quarter due to $10.0 million of seasonal expenses, primarily payroll taxes and benefits related to the timing of annual incentive payments, partially offset by lower variable incentive compensation. Other operating expenses, as adjusted, of $31.3 million were essentially unchanged from the prior quarter.

Operating income, as adjusted, of $54.6 million and the related margin of 27.6% decreased from $74.5 million and 35.1%, respectively, in the prior quarter primarily due to the seasonal employment expenses and lower investment management fees.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share of $5.73 compared with $7.50 in the prior quarter primarily reflecting $1.01 per share of seasonal expenses and lower investment management fees.

The effective tax rate, as adjusted, of 26% was essentially unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items and Metrics (Unaudited)
(in millions)

	As of			As of
Select Balance Sheet Items	3/31/2025	3/31/2024	Change	12/31/2024	Change
Cash and cash equivalents	$135.4	$123.9	9%	$265.9	(49%)
Gross debt (1)	$235.4	$258.1	(9%)	$236.1	—%
Contingent consideration (2)	$40.4	$66.7	(39%)	$63.5	(36%)
Redeemable noncontrolling interests (3)	$59.0	$80.0	(26%)	$61.6	(4%)
Total equity exc. noncontrolling interests	$893.7	$871.7	3%	$897.5	—%
Other Metrics
Working capital (4)	$137.2	$123.4	11%	$134.5	2%
Net debt (cash) (5)	$100.0	$134.2	(26%)	$(29.8)	N/M

N/M - Not Meaningful
(1)Excludes deferred financing costs of $3.7 million, $5.1 million, and $3.9 million, as of March 31, 2025, March 31, 2024, and December 31, 2024, respectively
(2)Represents estimated revenue participation and other contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $61.6 million, $35.2 million, and $45.7 million as of March 31, 2025, March 31, 2024, and December 31, 2024, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits excluding affiliate minority interests, accounts payable and accrued liabilities, dividends payable, as well as debt principal payments and revenue participation obligations due within 12 months
(5)Defined as gross debt less cash and cash equivalents in accordance with the company's credit agreement

Working capital of $137.2 million at March 31, 2025 increased from $134.5 million at December 31, 2024, as cash earnings more than offset return of capital and a $23.1 million contingent consideration payment.
During the quarter, the company repurchased 111,200 shares for $20.0 million and net settled 35,178 shares for $6.1 million.
Gross debt at March 31, 2025 was $235.4 million. Net debt was $100.0 million, or 0.3x EBITDA.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, April 25, 2025, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year. We routinely post important information for investors on the Investor Relations section of our website and may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2025	3/31/2024	Change	12/31/2024	Change
Revenues
Investment management fees	$186,091	$188,360	(1%)	$199,975	(7%)
Distribution and service fees	12,753	14,030	(9%)	13,685	(7%)
Administration and shareholder service fees	18,007	18,678	(4%)	18,748	(4%)
Other income and fees	1,081	974	11%	1,086	—%
Total revenues	217,932	222,042	(2%)	233,494	(7%)
Operating Expenses
Employment expenses	109,093	115,163	(5%)	106,202	3%
Distribution and other asset-based expenses	22,896	24,348	(6%)	24,005	(5%)
Other operating expenses	33,059	31,375	5%	32,738	1%
Operating expenses of consolidated investment products	1,000	690	45%	2,923	(66%)
Restructuring expense	—	797	(100%)	—	N/M
Change in fair value of contingent consideration	—	—	N/M	1,692	(100%)
Depreciation expense	2,345	2,028	16%	2,330	1%
Amortization expense	12,944	15,335	(16%)	12,883	—%
Total operating expenses	181,337	189,736	(4%)	182,773	(1%)
Operating Income (Loss)	36,595	32,306	13%	50,721	(28%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(991)	3,416	N/M	(2,501)	(60%)
Realized and unrealized gain (loss) of consolidated investment products, net	(7,649)	1,535	N/M	2,069	N/M
Other income (expense), net	998	550	81%	341	193%
Total other income (expense), net	(7,642)	5,501	N/M	(91)	N/M
Interest Income (Expense)
Interest expense	(4,561)	(5,681)	(20%)	(5,033)	(9%)
Interest and dividend income	3,016	3,469	(13%)	3,463	(13%)
Interest and dividend income of investments of consolidated investment products	47,553	51,115	(7%)	50,604	(6%)
Interest expense of consolidated investment products	(34,559)	(40,012)	(14%)	(41,157)	(16%)
Total interest income (expense), net	11,449	8,891	29%	7,877	45%
Income (Loss) Before Income Taxes	40,402	46,698	(13%)	58,507	(31%)
Income tax expense (benefit)	12,350	8,831	40%	19,047	(35%)
Net Income (Loss)	28,052	37,867	(26%)	39,460	(29%)
Noncontrolling interests	595	(8,009)	N/M	(6,166)	N/M
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$28,647	$29,858	(4%)	$33,294	(14%)
Earnings (Loss) Per Share - Basic	$4.12	$4.19	(2%)	$4.75	(13%)
Earnings (Loss) Per Share - Diluted	$4.05	$4.10	(1%)	$4.66	(13%)
Cash Dividends Declared Per Common Share	$2.25	$1.90	18%	$2.25	—%
Weighted Average Shares Outstanding - Basic	6,955	7,119	(2%)	7,012	(1%)
Weighted Average Shares Outstanding - Diluted	7,073	7,287	(3%)	7,139	(1%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
By Product (period end):
Open-End Funds (1)	$57,818	$55,852	$58,100	$56,073	$53,608
Closed-End Funds	10,064	9,915	10,432	10,225	10,273
Retail Separate Accounts (2)	46,816	45,672	50,610	49,536	46,920
Institutional Accounts (3)	64,613	62,146	64,600	59,167	56,662
Total	$179,311	$173,585	$183,742	$175,001	$167,463

By Product (average) (4)
Open-End Funds (1)	$56,828	$56,692	$56,731	$57,905	$56,104
Closed-End Funds	9,862	9,894	10,159	10,452	10,288
Retail Separate Accounts (2)	43,202	46,816	45,672	50,610	49,321
Institutional Accounts (3)	63,466	61,773	63,428	63,121	57,877
Total	$173,358	$175,175	$175,990	$182,088	$173,590

By Asset Class (period end):
Equity	$103,501	$99,224	$106,784	$100,792	$93,624
Fixed Income	37,037	36,970	39,014	37,696	37,930
Multi-Asset (5)	21,975	21,060	21,619	21,174	20,834
Alternatives (6)	16,798	16,331	16,325	15,339	15,075
Total	$179,311	$173,585	$183,742	$175,001	$167,463

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (7)
(in basis points)

	Three Months Ended
	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
By Product:
Open-End Funds (1)	49.9	50.9	49.7	49.5	47.8
Closed-End Funds	58.7	58.6	58.5	58.8	58.5
Retail Separate Accounts (2)	43.9	43.3	43.7	42.6	42.9
Institutional Accounts (3)(8)	30.8	30.7	31.0	31.9	31.8
All Products (8)	41.9	42.2	41.9	42.0	41.7

(1)    Represents assets under management of U.S. retail funds, global funds, and exchange-traded funds
(2)    Includes investment models provided to managed account sponsors
(3)     Represents assets under management of institutional separate and commingled accounts including structured products
(4)    Calculated according to revenue earning basis that includes average daily, weekly, monthly beginning balance, monthly ending balance, or quarter beginning and ending balance, as well as quarter beginning or ending spot balance
(5)    Consists of multi-asset offerings not included in equity, fixed income, and alternatives
(6)    Consists of managed futures, event-driven, real estate securities, infrastructure, long/short, and other strategies
(7)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(8)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Institutional Accounts	0.3	0.3	0.4	1.0	0.2
All Products	0.1	0.1	0.1	0.3	0.1
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Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Open-End Funds (1)
Beginning balance	$56,062	$57,818	$55,852	$58,100	$56,073
Inflows	3,476	2,777	3,118	3,049	3,038
Outflows	(4,104)	(4,120)	(4,143)	(4,165)	(4,110)
Net flows	(628)	(1,343)	(1,025)	(1,116)	(1,072)
Market performance	2,560	(480)	3,410	(541)	(1,250)
Other (2)	(176)	(143)	(137)	(370)	(143)
Ending balance	$57,818	$55,852	$58,100	$56,073	$53,608

Closed-End Funds
Beginning balance	$10,026	$10,064	$9,915	$10,432	$10,225
Inflows	—	—	—	1	5
Outflows	—	(41)	—	—	(40)
Net flows	—	(41)	—	1	(35)
Market performance	239	83	845	(55)	257
Other (2)	(201)	(191)	(328)	(153)	(174)
Ending balance	$10,064	$9,915	$10,432	$10,225	$10,273

Retail Separate Accounts (3)
Beginning balance	$43,202	$46,816	$45,672	$50,610	$49,536
Inflows	2,373	2,172	2,260	1,816	1,742
Outflows	(1,695)	(1,688)	(1,829)	(1,745)	(2,410)
Net flows	678	484	431	71	(668)
Market performance	2,936	(1,631)	4,507	(1,145)	(1,947)
Other (2)	—	3	—	—	(1)
Ending balance	$46,816	$45,672	$50,610	$49,536	$46,920

Institutional Accounts (4)
Beginning balance	$62,969	$64,613	$62,146	$64,600	$59,167
Inflows	1,734	1,188	1,219	1,574	1,455
Outflows	(3,022)	(2,913)	(2,349)	(5,376)	(2,659)
Net flows	(1,288)	(1,725)	(1,130)	(3,802)	(1,204)
Market performance	3,001	(549)	3,790	(1,141)	(1,170)
Other (2)	(69)	(193)	(206)	(490)	(131)
Ending balance	$64,613	$62,146	$64,600	$59,167	$56,662

Total
Beginning balance	$172,259	$179,311	$173,585	$183,742	$175,001
Inflows	7,583	6,137	6,597	6,440	6,240
Outflows	(8,821)	(8,762)	(8,321)	(11,286)	(9,219)
Net flows	(1,238)	(2,625)	(1,724)	(4,846)	(2,979)
Market performance	8,736	(2,577)	12,552	(2,882)	(4,110)
Other (2)	(446)	(524)	(671)	(1,013)	(449)
Ending balance	$179,311	$173,585	$183,742	$175,001	$167,463

(1)     Represents assets under management of U.S. retail funds, global funds and exchange-traded funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products, and the use of leverage
(3)    Includes investment models provided to managed account sponsors
(4)     Represents assets under management of institutional separate and commingled accounts including structured products

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Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Please see the Notes to Reconciliations on page 13 for additional information on how these measures reflect the company’s operating results. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Also, the non-GAAP financial measures referenced in this release may not be comparable to the similarly titled measures used by other companies.

The following are reconciliations and related notes of the most directly comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	3/31/2025	3/31/2024	12/31/2024
Total revenues, GAAP	$217,932	$222,042	$233,494
Consolidated investment products revenues (1)	2,575	2,544	2,524
Investment management fees (2)	(10,140)	(10,316)	(10,317)
Distribution and service fees (2)	(12,756)	(14,032)	(13,688)
Total revenues, as adjusted	$197,611	$200,238	$212,013

Operating Expenses
Total operating expenses, GAAP	$181,337	$189,736	$182,773
Consolidated investment products expenses (1)	(1,000)	(690)	(2,923)
Distributions to minority interests (3)	193	—	—
Distribution and other asset-based expenses (4)	(22,896)	(24,348)	(24,005)
Amortization of intangible assets (5)	(12,944)	(15,335)	(12,883)
Restructuring expense (6)	—	(797)	—
Deferred compensation and related investments (7)	107	(1,249)	65
Acquisition and integration expenses (8)	(417)	(1,042)	(2,553)
Other (9)	(1,359)	(2,444)	(2,914)
Total operating expenses, as adjusted	$143,021	$143,831	$137,560

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Virtus Investment Partners, Inc. 11.

	Three Months Ended
Operating Income (Loss)	3/31/2025	3/31/2024	12/31/2024
Operating income (loss), GAAP	$36,595	$32,306	$50,721
Consolidated investment products (earnings) losses (1)	3,575	3,234	5,447
Distributions to minority interests (3)	(193)	—	—
Amortization of intangible assets (5)	12,944	15,335	12,883
Restructuring expense (6)	—	797	—
Deferred compensation and related investments (7)	(107)	1,249	(65)
Acquisition and integration expenses (8)	417	1,042	2,553
Other (9)	1,359	2,444	2,914
Operating income (loss), as adjusted	$54,590	$56,407	$74,453

Operating margin, GAAP	16.8%	14.5%	21.7%
Operating margin, as adjusted	27.6%	28.2%	35.1%

Income (Loss) Before Taxes
Income (loss) before taxes, GAAP	$40,402	$46,698	$58,507
Consolidated investment products (earnings) losses (1)	(18)	(1,819)	(235)
Distributions to minority interests (3)	(193)	—	—
Amortization of intangible assets (5)	12,944	15,335	12,883
Restructuring expense (6)	—	797	—
Deferred compensation and related investments (7)	613	(400)	501
Acquisition and integration expenses (8)	417	1,042	2,553
Other (9)	1,359	2,444	2,914
Seed capital and CLO investments (gains) losses (10)	1,478	(7,333)	(1,966)
Income (loss) before taxes, as adjusted	$57,002	$56,764	$75,157

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$12,350	$8,831	$19,047
Tax impact of:
Amortization of intangible assets (5)	3,419	3,993	3,423
Restructuring expense (6)	—	208	—
Deferred compensation and related investments (7)	162	(104)	133
Acquisition and integration expenses (8)	110	271	678
Other (9)	(918)	1,056	(124)
Seed capital and CLO investments (gains) losses (10)	(67)	529	(3,185)
Income tax expense (benefit), as adjusted	$15,056	$14,784	$19,972

Effective tax rate, GAAPA	30.6%	18.9%	32.6%
Effective tax rate, as adjustedB	26.4%	26.0%	26.6%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	3/31/2025	3/31/2024	12/31/2024
Net income (loss) attributable to Virtus Investment Partners, Inc.	$28,647	$29,858	$33,294
Amortization of intangible assets, net of tax (5)	9,499	10,863	9,433
Restructuring expense, net of tax (6)	—	589	—
Deferred compensation and related investments (7)	451	(296)	368
Acquisition and integration expenses, net of tax (8)	307	771	1,875
Other, net of tax (9)	53	5,476	7,330
Seed capital and CLO investments (gains) losses, net of tax (10)	1,545	(7,862)	1,219
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$40,502	$39,399	$53,519
Weighted average shares outstanding - diluted	7,073	7,287	7,139

Earnings (loss) per share - diluted, GAAP	$4.05	$4.10	$4.66
Earnings (loss) per share - diluted, as adjusted	$5.73	$5.41	$7.50

Administration and Shareholder Services Fees
Administration and shareholder service fees, GAAP	$18,007	$18,678	$18,748
Consolidated investment products fees (1)	22	39	3
Administration and shareholder service fees, as adjusted	$18,029	$18,717	$18,751

Employment Expenses
Employment expenses, GAAP	$109,093	$115,163	$106,202
Distributions to minority interests (3)	193	—	—
Deferred compensation and related investments (7)	107	(1,249)	65
Acquisition and integration expenses (8)	(417)	(1,042)	(861)
Other (9)	414	(1,262)	(1,141)
Employment expenses, as adjusted	$109,390	$111,610	$104,265

Other Operating Expenses
Other operating expenses, GAAP	$33,059	$31,375	$32,738
Other (9)	(1,773)	(1,182)	(1,773)
Other operating expenses, as adjusted	$31,286	$30,193	$30,965

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(7,642)	$5,501	$(91)
Consolidated investment products (1)	6,759	4,127	1,197
Deferred compensation and related investments (7)	744	(1,623)	812
Seed capital and CLO investments (gains) losses (10)	1,478	(7,333)	(1,966)
Total other income (expense), net as adjusted	$1,339	$672	$(48)

Interest and Dividend Income
Interest and dividend income, GAAP	$3,016	$3,469	$3,463
Consolidated investment products (1)	2,642	1,923	2,568
Deferred compensation and related investments (7)	(24)	(26)	(246)
Interest and dividend income, as adjusted	$5,634	$5,366	$5,785
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 13.

	Three Months Ended
Total Noncontrolling Interests	3/31/2025	3/31/2024	12/31/2024
Total noncontrolling interests, GAAP	$595	$(8,009)	$(6,166)
Consolidated investment products (1)	18	1,819	235
Distributions to minority interests (3)	193	—	—
Amortization of intangible assets (5)	(26)	(479)	(27)
Other (9)	(2,224)	4,088	4,292
Total noncontrolling interests, as adjusted	$(1,444)	$(2,581)	$(1,666)

Notes to Reconciliations:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.

Expense Related
3.Distributions to minority interests - Earnings allocated and paid to certain limited partners of a majority owned manager are recorded as employment expenses in the financial statements. Management believes reclassifying these earnings distributions to noncontrolling interests to reflect these payments as non-operating earnings distributions aids in comparing the company's operating results with other asset managers that do not have majority-owned managers.
4.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
5.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
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Virtus Investment Partners, Inc. 14.

6.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business.
7.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to market performance of deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
8.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2025	3/31/2024	12/31/2024
Employment expenses	$417	$1,042	$861
Change in fair value of contingent consideration	—	—	1,692
Total Acquisition and Integration Expenses	$417	$1,042	$2,553

9.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted to exclude fair value measurements of manager minority interest. Other operating expenses are adjusted for amortization of lease termination fees and transition related expense (benefit). Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	3/31/2025	3/31/2024	12/31/2024
Employment expense fair value adjustments	$(414)	$1,262	$1,141
Amortization of lease termination fees	1,773	1,182	1,773
Tax impact of adjustments	(359)	(637)	(774)
Other discrete tax adjustments	1,277	(419)	898
Manager minority interests fair value adjustments	(2,224)	4,088	4,292
Total Other	$53	$5,476	$7,330

Seed Capital and CLO Related
10.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 15.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2024 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) reduction in our assets under management; (ii) financial or business risks from strategic transactions; (iii) withdrawal, renegotiation or termination of investment management agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) lack of sufficient capital on satisfactory terms; (vii) inability to attract and retain key personnel; (viii) challenges from competition; (ix) adverse developments related to unaffiliated subadvisers; (x) negative changes in key distribution relationships; (xi) interruptions, breaches, or failures of technology systems; (xii) loss on our investments; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or unanticipated tax obligations; (xvii) impediments from certain corporate governance provisions; (xviii) losses or costs not covered by insurance; (xix) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2024 Annual Report on Form 10-K, and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 16.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com